                                                                     EXHIBIT 2.2


                                FIRST AMENDMENT
                                       TO
                      AGREEMENT OF SALE AND PLAN OF MERGER

       This First Amendment to Agreement of Sale and Plan of Merger dated as of October 31, 1996, (the "First Amendment") is entered into by and among AHP Subsidiary Holding Corporation, a Delaware corporation, American Home Products Corporation, a Delaware corporation, International Home Foods, Inc. (formerly known as American Home Food Products, Inc.), a Delaware corporation, AHFP Holding Corporation, a Delaware corporation, and AHFP Acquisition Corporation, a Delaware corporation.

                              W I T N E S S E T H:

       WHEREAS, the parties hereto have previously entered into that certain Agreement of Sale and Plan of Merger dated September 5, 1996 (the "Agreement");

       WHEREAS, pursuant to Section 2.1(a) of the Agreement, AHFP has effected a 1,275,000 for one forward split of the AHFP Shares resulting in 1,275,000,000 AHFP Shares being issued and outstanding;

       WHEREAS, the parties have determined that the amount of Merger Equity will be $264,000,000; and

       WHEREAS, the parties hereto desire to amend the Agreement as provided in this First Amendment.

       NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1.     Amendments to Sections 2.7 and 2.8 of the Agreement.  Sections
2.7 and 2.8 of the Agreement are hereby amended and restated as follows:

              "2.7   MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF
       SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of AHFP, Merger Sub or any other party, the following shall occur:

                     (a) Shares of common stock, par value $0.01 per share of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into an aggregate of 264,000,000 shares of common stock of the Surviving Corporation (the "New AHFP Shares"); and

                     (b) With respect to all AHFP Shares issued and outstanding immediately prior to the Effective Time, an aggregate amount of 264,000,000 shares shall, by virtue of the Merger and without any action on the part of Holdings as the holder thereof, be converted into the right to receive in cash from Buyer at the Effective Time the Merger Equity and to the extent not so converted pursuant to the foregoing the remaining 1,011,000,000 shares of the AHFP Shares issued and outstanding immediately prior to the Effective Time shall remain outstanding after the Merger (the "Old AHFP Shares").

              2.8 REDEMPTION OF OLD AHFP SHARES. At the Closing, the Surviving Corporation shall cause the financing contemplated herein to be funded by the lenders thereof in such amount as may be necessary, when added to the amount of the Merger Equity, to equal the amount of $1,275,000,000 minus the product of 25% times the Merger Equity (the "Purchase Price"). It is acknowledged that the total amount to be received in cash by Sellers at Closing in respect of the transactions contemplated herein shall in no event be less than $1,202,000,000. At the Closing the Surviving Corporation shall redeem 945,000,000 shares of the Old AHFP Shares at an aggregate redemption amount equal to the Purchase Price minus the sum of the amount of the Merger Equity and the amount, if any, of the PAM Asset Purchase Price and the AHF Share Purchase Price paid at the Closing pursuant to Section 3.2(c) (the "Redemption Price")."

       2. Amendments to Section 3.6(9). Section 3.6(a) is hereby amended and restated to read as follows:

              " 3.6 CLOSING STATEMENT. (a) As promptly as practicable, but no later than 90 days after the Closing Date, Sellers will cause to be prepared and delivered to Buyer two statements (the "Closing Statements"), one such statement (the "Closing Date Statement") setting forth the value of the Net Assets as of the close of business on the day immediately prior to the Closing Date (the "Closing Net Asset Value") and the other such statement (the "Average Value Statement") setting forth the average month end value of the Net Assets for the 12 months ended immediately prior to the Closing Date (the "Average Net Asset Value"). The Closing Statement shall include line items and notes substantially consistent with those of the 1995 audited combined statement of adjusted Net Assets included in the Audited Financial Statements and the June 30, 1996 combined statement of adjusted Net Assets included in the Audited Financial Statements; provided however, that the amount of cash or cash equivalents remaining in the Company as of the close of business on the day immediately prior to the Closing Date that is in excess of the amount required to cover checks of the Company outstanding as of the close of business on the day immediately prior to the Closing Date, shall be reflected on the Closing Statements. Buyer shall cause the Companies and their respective employees to assist Sellers in the preparation of the Closing Statements, including the taking of a physical inventory and shall provide Sellers and their independent auditors, Andersen, access at all reasonable times to the personnel, properties, books and records of the Companies for such purpose and, insofar as such books and records




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       pertain to the Business, any of Buyer's Affiliates for such purpose.
       The Closing Date Statement shall be accompanied by an audit report from Andersen stating that in its opinion such statement presents fairly, in all material respects, the combined Net Assets as of the close of business on the day immediately prior to the Closing Date, in conformity with GAAP (except as set forth in the notes thereto) applied consistently with the accounting principles applied in the Audited Financial Statements and the Average Value Statement shall be accompanied by a review report from Andersen stating that in its opinion nothing has come to its attention which would cause them to believe such statement was not prepared on a consistent basis with those of December 31, 1995 and June 30, 1996."

       3. Amendments to Section 3.7(a). Section 3.7(a) of the Agreement is hereby amended and restated to read as follows:

              "3.7  ADJUSTMENT OF PURCHASE PRICE.

                     (a) For purposes of this paragraph, "Base Net Asset Value" means the higher of (i) $256,530,000 or (ii) an amount equal to the Final Average Net Asset Value minus $13 million. If the Base Net Asset Value exceeds Final Net Asset Value, Sellers shall pay to the Surviving Corporation, in the manner and with interest as provided in
       Section 3.7(b), the amount of such excess. If Final Net Asset Value exceeds the Base Net Asset Value, Buyer shall cause the Surviving Corporation to pay to Sellers, in the manner and with interest as provided in Section 3.7(b), the amount of such excess. Any such payment pursuant to this Section 3.7(a) shall be made at a mutually convenient time and place (i) within 30 days after Sellers' delivery of the documents referred to in Section 3.6(a) if no notice of disagreement is duly delivered pursuant to Section 3.6(b), or (ii) if a notice of disagreement is duly delivered pursuant to Section 3.6(b), then within 10 days after the earlier of (A) agreement between the parties pursuant to Section 3.6(c) or (B) delivery of the calculation of Final Net Asset Value and Final Average Net Asset Value referred to in Section 3.6(c)."

       4.     Amendments to Clause (i) of Section 6.2.  Clause (i) of Section
6.2 is hereby amended and restated to read as follows:

              "(i) cause each of the Companies to transfer by way of dividend or otherwise to Holding or AHP, as the case may be, any cash or cash equivalents held by such Company from time to time up to and including the close of business on the day immediately prior to the Closing Date except to the extent of the amount of all checks of the Companies outstanding as of the close of business on the day immediately prior to the Closing Date (and in connection therewith Sellers shall cause the Companies to have at the close of business on the day immediately prior to the Closing Date sufficient cash to cover all outstanding checks),"

       5.     Amendments to Clause (c) of Section 7.7.  Clause (c) of Section
7.7 is hereby amended and restated to read as follows:





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       "(c) except to the extent of the amount of all checks of the Company outstanding as of the close of business on the day immediately prior to the Closing Date, each Company may transfer any and all cash and cash equivalents held as of the close of business on the day immediately prior to the Closing Date by way of dividend or otherwise to Sellers and their Affiliates."

       6. Amendment. This First Amendment constitutes an amendment to the Agreement pursuant to Section 12.4 of the Agreement. Except as expressly amended by this First Amendment, each and every provision of the Agreement remains in full force and effect in accordance with the terms thereof and, by reference, the terms and provisions of the Agreement are incorporated herein and made hereof.





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       IN WITNESS WHEREOF, this First Amendment has been signed by each of the parties hereto as of the date provided above.



                                           AHP SUBSIDIARY HOLDING CORPORATION


                                           By:   /s/ JOHN R. CONSIDINE
                                               ---------------------------------
                                           Name: John R. Considine
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           AMERICAN HOME PRODUCTS CORPORATION


                                           By:   /s/ JOHN R. CONSIDINE
                                               ---------------------------------
                                           Name: John R. Considine
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           INTERNATIONAL HOME FOODS, INC.
                                           (formerly known as American Home Food
                                           Products, Inc.)


                                           By:   /s/ JOHN R. CONSIDINE
                                               ---------------------------------
                                           Name: John R. Considine
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           AHFP HOLDING CORPORATION


                                           By: /s/ ANDREW S. ROSEN
                                              ----------------------------------
                                           Name: Andrew S. Rosen
                                                --------------------------------
                                           Title: Vice President and Assistant
                                                 -------------------------------
                                                  Secretary
                                                 -------------------------------


                                           AHFP ACQUISITION CORPORATION


                                           By: /s/ ANDREW S. ROSEN
                                              ----------------------------------
                                           Name: Andrew S. Rosen
                                                --------------------------------
                                           Title: Vice President and Assistant
                                                 -------------------------------
                                                  Secretary
                                                 -------------------------------





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